UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  February 5, 2016

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 5, 2016, CytRx Corporation ("we," "our," "us," "CytRx," or the "company") entered into a loan and security agreement with Hercules Technology Growth Capital, Inc. ("HTGC"), as administrative agent and lender, and Hercules Technology III, L.P., as lender, pursuant to which the lenders agreed to make available to us long-term loans in an aggregate principal amount of up to $40 million, subject to certain conditions.  The lenders made an initial term loan to us on February 8, 2016 in the aggregate principal amount of $25 million.  If we announce positive data from our ongoing Phase 3 clinical trial of aldoxorubicin for the treatment of soft tissue sarcoma and also demonstrate continued progress in the development of a second novel drug candidate based on our LADR technology platform such that we will initiate a clinical trial under an Investigational New Drug Application prior to December 31, 2016, which we refer to as the "milestone," we may request an additional term loan in an aggregate principal amount of up to $15 million no later than December 31, 2016, or such later date that HTGC otherwise determines in its sole discretion.
The term loans will bear interest at the daily variable rate per annum equal to 6.00% plus the prime rate, or 9.5%, whichever is greater.  We are required to make interest-only payments on the term loans through February 28, 2017, and beginning on March 1, 2017 we will be required to make amortizing payments of principal and accrued interest in equal monthly installments until the maturity date of the term loans.  If we achieve the milestone as it relates to the Phase 3 clinical trial of aldoxorubicin, the interest-only payment period will be extended through August 31, 2017, and if any additional term loan is extended to us by the lenders, the interest-only payment period will be extended through February 28, 2018.  All outstanding principal and accrued interest on the term loans will be due and payable in full on the maturity date of February 1, 2020.
As security for our obligations under the loan and securities agreement, we granted HTGC, as administrative agent, a security interest in substantially all of our existing and after-acquired assets except for our intellectual property and certain other excluded assets.
We may prepay the outstanding term loans.  If we do so, we will be obligated to pay a prepayment fee equal to a percentage of the aggregate principal amount of the term loan being prepaid as follows: 3% if prepaid on or prior to February 5, 2017; 2% if prepaid after February 5, 2017 but on or prior to February 5, 2018; and 1% if prepaid after February 5, 2018 and prior to the maturity date.  We will be obligated to prepay the outstanding term loans in the event of a "change in control" of the company.  We also will be obligated to pay the lenders a final fee equal to an aggregate of $1,771,250, plus $408,750 (subject to the funding of the second tranche of $15 million by the lenders), upon the earliest to occur of the maturity date, the prepayment of all of the term loans and the date the term loans otherwise become due and payable.
The loan and security agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, limits or restrictions on our ability to incur liens, incur indebtedness, make certain restricted payments, merge, consolidate, make an acquisition, enter into certain licensing arrangements and dispose of certain assets.  In addition, the loan and security agreement contains customary events of default that entitle the lenders to cause our indebtedness under the loan and security agreement to become immediately due and payable.  The events of default, some of which are subject to cure periods, include, among others, a payment default, a covenant or representation and warranty default, the occurrence of a "material adverse effect" (as defined), our insolvency, a material judgment default and defaults regarding other indebtedness.  Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 5% per annum will apply to all obligations owed under the loan and security agreement.
In connection with of the loan and security agreement, we paid to the lenders fees and charges of approximately $450,000 and issued to the lenders warrants to purchase an aggregate of up to approximately 630,000 shares of our common stock at an exercise price equal to $2.05 per share.  The warrants are immediately exercisable for cash or by net exercise, subject to certain conditions, and will expire five years from their issuance.  In the warrants, we grant the lenders so-called piggyback registration rights with respect to the shares of common stock issued or issuable upon exercise of the warrants.
In connection with the loan and security agreement, we will pay to each of Armentum Partners and Reedland Capital Partners, which acted as our financial advisors in connection with the loan and security agreement, fees equal to 2% of the aggregate principal amount of the term loans funded under the loan and security agreement.
The foregoing summaries of the material terms of the loan and security agreement and the warrants are qualified in their entirety by reference to the full text of the loan and security agreement and the warrant agreements, copies of which are attached as Exhibit 10.1 and Exhibits 10.2 and 10.3, respectively, to this Report and incorporated herein by reference.

Item 2.03                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The foregoing description in Item 1.01 above regarding the loan and security agreement is incorporated into this Item 2.03 by reference.  This description is qualified in its entirety by reference to the full text of the loan and security agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.
Item 3.02	Unregistered Sales of Equity Securities.
The foregoing description in Item 1.01 above regarding the warrants issued pursuant to the loan and security agreement is incorporated into this Item 3.02 by reference.  The warrants were issued by us under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors without a view to distribution, and were not offered or issued by means of any general solicitation or advertisement.
Item 8.01                          Other Events
On February 8, 2016, we issued a press release announcing the loan and security agreement, a copy of which is attached as Exhibit 99.1 to this Report and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(d)            Exhibits
See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: February 9, 2016	By: /s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit	Description

10.1	Loan and Security Agreement, dated February 5, 2016, among CytRx Corporation, Hercules Technology Growth Capital, Inc. and Hercules Technology III, L.P.

10.2	Warrant Agreement, dated February 5, 2016, issued by CytRx Corporation to Hercules Technology Growth Capital, Inc.

10.3	Warrant Agreement, dated February 5, 2016, issued by CytRx Corporation to Hercules Technology III, L.P.

99.1	Press Release of CytRx Corporation issued on February 8, 2016.

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